Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 23, 2017 among American Axle & Manufacturing, Inc., a Delaware corporation (the “Company”), Alpha SPV I, Inc., a Delaware corporation (the “Guaranteeing Subsidiary”) and wholly-owned subsidiary of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Holdings”), Holdings, and the other Subsidiary Guarantors (as defined in the Indenture referred to herein; the Guaranteeing Subsidiary and the Subsidiary Guarantors, collectively, the “Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 3, 2011, as amended and supplemented to the date hereto, providing for the issuance from time to time of its unsecured senior or subordinated debentures, notes or other evidences of indebtedness;

WHEREAS, the Company has issued under the Indenture its 5.125% Senior Notes Due 2019, 7.75% Senior Notes Due 2019, 6.25% Senior Notes Due 2021 and 6.625% Senior Notes Due 2022, and will issue on the date hereof, its 6.25% Senior Notes due 2025 and 6.50% Senior Notes Due 2027 (collectively, the “Notes”);

WHEREAS, the Indenture and the terms of the Notes provide that under certain circumstances certain subsidiaries of Holdings may execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiary will guarantee the Notes on the terms and conditions set forth in Article Seventeen of the Indenture and in the Notes (the “Note Guarantee”), and the Guaranteeing Subsidiary hereby is providing such a Note Guarantee; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Note Guarantee.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder of the Company, Holdings or any of the Guarantors will have any liability for any of the Company’s, Holdings’ or such Guarantor’s obligations under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ALPHA SPV I, INC.

By:	/s/ Shannon Curry
Name: Shannon Curry
Title: Treasurer

AMERICAN AXLE & MANUFACTURING, INC.

By:	/s/ Shannon Curry
Name: Shannon Curry
Title: Treasurer

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Shannon Curry
Name: Shannon Curry
Title: Treasurer

AAM INTERNATIONAL HOLDINGS, INC. AUBURN HILLS MANUFACTURING, INC. (F/K/A DIETRONIK, INC.) OXFORD FORGE, INC. MSP INDUSTRIES CORPORATION COLFOR MANUFACTURING, INC. ACCUGEAR, INC.

By:	/s/ Shannon Curry
Name: Shannon Curry
Title: Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
Authorized Signatory